Exhibit 21

MVB FINANCIAL CORP. AND SUBSIDIARIES ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2020

Subsidiaries of MVB Financial Corp.

    The following are the only subsidiaries of MVB Financial Corp.:

Name of Subsidiary	Jurisdiction of Incorporation
MVB Bank, Inc.	West Virginia
Potomac Mortgage Group, Inc.	Virginia
MVB Insurance, LLC	West Virginia
MVB Community Development Corporation	West Virginia
ProCo Global, Inc., (DBA Chartwell Compliance)	West Virginia
Paladin Fraud, LLC	West Virginia
MVB Technology, LLC	West Virginia